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                                                                    EXHIBIT 99.4

CONTACT:
HUNTWAY REFINING COMPANY
Earl G. Fleisher, Chief Financial Officer
(661) 254-1220
Thomas E. Siebert, Siebert & Associates
(818) 865-1594


                            HUNTWAY REFINING COMPANY

           NYSE ESTABLISHES REVIEW DATE FOR HUNTWAY DELISTING APPEAL;
     DATE SET FOR SPECIAL STOCKHOLDER MEETING TO VOTE ON APPROVAL OF MERGER
              AGREEMENT WITH VALERO REFINING AND MARKETING COMPANY


NEWHALL, CA. - April 23, 2001 - (NYSE: HWY):

Huntway Refining Company announced today that it has timely filed a request for review of the decision of the New York Stock Exchange (NYSE) to delist the common stock of the company. The NYSE has informed Huntway that a Committee of the Board of Directors of the NYSE will hear such request for review on June 6, 2001. Huntway expects that the closing of the pending merger with Valero Refining and Marketing Company, which Huntway announced on March 20, 2001, will occur before the anticipated June 6, 2001 NYSE review date. As previously announced, Huntway anticipates that its common stock will continue to be listed on the NYSE until this review date.

Huntway Refining Company also today announced that it will commence the mailing of proxy materials on or about April 24, 2001 to its stockholders in connection with a Special Meeting of Stockholders that has been called to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated March 20, 2001 by and among Huntway, Valero Refining and Marketing Company and a wholly-owned subsidiary of Valero Refining. The Agreement and Plan of Merger provides that the stockholders of Huntway will be entitled to receive in the merger $1.90 in cash without interest for each share of Huntway common stock owned by them. The Special Meeting of Stockholders will be held on Wednesday, May 30, 2001 at 10:00 a.m. local time at the principal executive offices of Huntway located at 25129 The Old Road, Suite 322, Newhall, California 91381. Huntway stockholders of record as of April 16, 2001 will be entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof.

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Additional copies of the proxy statement are available to stockholders by calling Corporate Investor Communications, Inc. at (888) 369-0004.

Huntway Refining Company owns and operates two refineries at Wilmington and Benicia, which primarily process California crude oil to produce liquid asphalt for use in road construction and repair, primarily in California and Nevada, as well as smaller amounts of gas oil, naphtha, kerosene distillate and bunker fuels.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and Huntway intends that such forward-looking statements be subject to the safe harbors created thereby. The timing of the closing of the Valero transaction and the occurrence of the closing of the Valero transaction are forward-looking statements. Such forward-looking statements involve risks and uncertainties and include, but are not limited to, such statements regarding future events and the plans, goals and objectives of the Company. For example, our statement that the closing of the pending merger with Valero is expected to be consummated prior to the NYSE review date is a forward-looking statement. Factors that could cause or contribute to such differences include but are not limited to whether the conditions to the closing of the Valero transaction contained in the merger agreement can be satisfied and when they can be satisfied; all such conditions with a few limited exceptions are not in the control of Huntway. Our merger agreement is on file with the SEC and we urge you to carefully review the conditions to closing contained therein. Actual results or events may differ materially from any forward-looking statements. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans or expectations contemplated by the Company will be achieved. These statements are based on our views as of the date they are made with respect to future results or events. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized. In addition, the merger agreement signed with Valero provides Valero under certain circumstances (including if the closing of the transaction has not occurred on or prior to July 31, 2001) the ability to terminate such agreement. This press release should not be interpreted to imply that Huntway will in fact be successful in its appeal with the NYSE.